Exhibit 99.2

RMG Networks Raises $25 million in Private Placement of Convertible Preferred Stock

Existing senior debt facility to fully convert in connection with the transaction

Net proceeds to service liquidity needs and fund growth initiatives

DALLAS, TX – March 25, 2015 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks, a leading provider of technology-driven visual communications solutions, today announced the sale of $25 million in Series A Convertible Preferred Stock (the "Preferred Stock") to institutional and accredited investors (the “Financing”). The Financing is comprised of $15 million from the full conversion of the company’s existing senior debt facility and approximately $10 million in new capital, prior to the payment of fees and other transaction expenses. With the conversion of its senior credit facility, the company expects to be debt free, with the exception of capital leases.

The Financing includes 250,000 shares of Preferred Stock that are mandatorily convertible into 25,000,000 shares of RMG Networks common stock, reflecting an effective transaction price of $1.00 per common share. The Preferred Stock is mandatorily convertible upon an affirmative shareholder vote approving the conversion. The company expects to file a proxy statement with the Securities and Exchange Commission (“SEC”) for such purpose in the coming days and has received support agreements committing to vote in favor of approving the conversion from investors representing approximately 45% of common shares outstanding.

The Preferred Stock does not pay dividends unless the company fails to hold a meeting of its stockholders to approve the conversion of the preferred stock within 60 days of closing the Financing (or within 75 days of closing the Financing in the case of SEC review of the proxy statement for such meeting) at which point dividends begin accruing at a rate of 1% per month or portion thereof. The company is required to file a registration statement with the SEC for the common shares underlying the Preferred Stock within 30 days of closing the Financing. The Financing also carries other terms and conditions representative of a transaction of this type, the full description of which can be reviewed in documents attached to the company’s filing with the SEC on Form 8-K.

The Preferred Stock was offered and sold in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder. The securities sold in the Financing have not been registered under the Securities Act, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

Roth Capital Partners served as the sole placement agent for the Financing.

About RMG Networks

RMG Networks (NASDAQ: RMGN) helps brands and organizations communicate more effectively using location-based video networks. The company builds enterprise video networks that empower organizations to visualize critical data to better run their business. The company also connects brands with target audiences using video advertising networks comprised of over 200,000 display screens, reaching over 100 million consumers each month. RMG Networks works with over 70% of the Fortune 100. The company is headquartered in Dallas, Texas, with offices in the United States, United Kingdom, Singapore and the UAE. For more information, visit http://www.rmgnetworks.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed issuance of the shares of common stock upon conversion of the Preferred Stock (the “Conversion Shares”), as will be described in a proxy statement on Schedule 14A to be filed by RMG Networks. RMG Networks will file a definitive proxy statement (when available) and other documents regarding the proposed issuance of the Conversion Shares. STOCKHOLDERS OF RMG NETWORKS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING, WHEN AVAILABLE, RMG NETWORKS’ DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ISSUANCE OF THE CONVERSION SHARES. The definitive proxy statement (when available) will be mailed to stockholders. Stockholders will be able to obtain a copy of the definitive proxy statement (when available), and other relevant documents free of charge at the SEC's website, http://www.sec.gov. The definitive proxy statement (when available) and other relevant documents will also be available, without charge, by directing a request by mail or telephone to RMG Networks at 15301 North Dallas Parkway, Suite 500, Addison, Texas 75001, Attention: Investor Relations, Telephone: (800) 827-9666.

RMG Networks and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies of RMG Networks’ stockholders in connection with the proposed issuance of the Conversion Shares. Stockholders may obtain additional information regarding the participants and their interests in the solicitation by reading the definitive proxy statement (when available).

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding statements we make regarding the proposed conversion of the Preferred Stock to common stock, the proposed sale of the Media business, guidance relating to future financial performance and expected operating results, such as revenue growth, our ability to achieve profitability, our position within the markets that we serve, efforts to grow our business and the impact of litigation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the company's ability to raise additional capital on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company's securities; Reach Media Group's ("RMG") history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For RMG Networks Holding Corporation

Investor

Brett Maas/Rob Fink

646-536-7331/646-415-8972

ir@rmgnetworks.com

or

Media

Julie Rasco

800-827-9666

Julie.Rasco@rmgnetworks.com

Source: RMG Networks